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                                                                    Exhibit 23.1


Consent of Independent Auditors
-------------------------------


The Board of Directors
Safeguard Scientifics, Inc.:

We consent to incorporation by reference in the Registration Statements (No. 33-41853, 33-48579, 33-48462, 2-72362, 33-72559, 33-72560, 333-75499, 333-75501,
and 333-86777) on Form S-8 and in the Registration Statements (No. 333-86675and 333-32512) on Form S-3 of Safeguard Scientifics, Inc. of our report dated March 15, 2001, relating to the consolidated balance sheets of Safeguard Scientifics, Inc. and subsidiaries as of December 31, 2000 and 1999, the related consolidated statements of operations, shareholders' equity, comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2000 and related consolidated financial statement schedules, which reports are included or incorporated by reference in the December 2000 annual report on Form 10-K of Safeguard Scientifics, Inc.


/s/ KPMG LLP
Philadelphia, Pennsylvania
March 30, 2001